As filed with the Securities and Exchange Commission on April 30, 2026

Registration No. 333-290419

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Yueda Digital Holding

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7545 Irvine Center Drive

Suite 200

Irvine, CA 92618

949-623-8789

(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

(800) 221-0102

(Name, address, and telephone number of agent for service)

Copies to:

Yilin Xu, Esq.

Cooley LLP

China World Office Tower A

Suite 5201

No.1 Jianguomenwai Avenue, Beijing, China 100004

The People’s Republic of China

+86 10 8540 0600

Approximate date of commencement of proposed sale to the public: N/A

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Deregistration of Securities

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form F-3 (File No. 333-290419) (the “Registration Statement”) of Yueda Digital Holding (the “Company”) is being filed to deregister all unsold securities that had been registered under the Registration Statement because the Company expects that it will cease to be a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) upon filing its Annual Report on Form 20-F for the fiscal year ended December 31, 2025.

Accordingly, the Company hereby terminates the effectiveness of the Registration Statement and removes from registration all securities of the Company registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine California, on April 30, 2026.

YUEDA DIGITAL HOLDING

By:	/s/ Qirui Dou
Name:	Qirui Dou
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 30, 2026 in the capacities indicated.

Signature	Title

/s/ Man Guo	Chairman of the Board and Interim Chief Financial Officer
Man Guo	(principal financial and accounting officer)

/s/ Qirui Dou	Chief Executive Officer and Director
Qirui Dou	(principal executive officer)

/s/ Chunhua Tian	Director
Chunhua Tian

/s/ Songzuo Xiang	Director
Songzuo Xiang

By: /s/ Man Guo	As attorney in fact
Man Guo

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Yueda Digital Holding, has signed this registration statement or amendment thereto in New York on April 30, 2026.

Authorized U.S. Representative Cogency Global Inc

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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